WeWork Reports Second Quarter 2023 Results

NEW YORK, August 8, 2023 – WeWork Inc. (NYSE: WE) ("WeWork"), the leading global flexible space provider, disclosed financial results today for the three and six months ended June 30, 2023. Second quarter highlights include:

•Consolidated revenue for the second quarter 2023 was $844 million, an increase of 4% year-over-year and up 7% for the first half 2023 year-over-year.
•Net loss was $(397) million, a $238 million improvement year-over-year, and an improvement of $443 million for the first half 2023 year-over-year.
•Adjusted EBITDA was $(36) million, a $98 million improvement year-over-year and a $281 million improvement for the first half 2023 year-over-year.
•Consolidated physical occupancy was 72% at the end of the second quarter 2023, an increase from 70% at the end of the second quarter 2022.

(Amounts in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Consolidated Revenue	$844	$815	$1,693	$1,580
Net loss	(397)	(635)	(696)	(1,139)
Adjusted EBITDA(1)	(36)	(134)	(65)	(346)

(1) Adjusted EBITDA is a non-GAAP measure. See Appendix for reconciliation and other information.

“In a difficult operating environment, we have delivered solid year-over-year revenue growth and dramatic profitability improvements,” David Tolley, Interim Chief Executive Officer, commented. “Excess supply in commercial real estate, increasing competition in flexible space and macroeconomic volatility drove higher member churn and softer demand than we anticipated, resulting in a slight decline in memberships.”

“We are confident in our ability to meet the evolving workplace needs of businesses of all sizes across sectors and geographies, and our long term company vision remains unchanged,” continued Tolley. “Although we have more work to do, the talent and energy of the WeWork team is extraordinary and we are resolutely focused on delivering for our members for the long term. The company’s transformation continues at pace, with a laser focus on member retention and growth, doubling down on our real estate portfolio optimization efforts, and maintaining a disciplined approach to reducing operating costs.”

Space-as-a-Service:

•As of June 30, 2023, WeWork's systemwide real estate portfolio consisted of 777 locations across 39 countries, supporting approximately 906,000 workstations and 653,000 physical memberships, equating to physical occupancy of 72%, and a decrease in physical memberships of 1% year-over-year.
•As of June 30, 2023, WeWork’s consolidated real estate portfolio consisted of 610 locations across 33 countries, which supported approximately 715,000 workstations and 512,000 physical memberships, equating to physical occupancy of 72%, and a decrease in physical memberships of 3% year-over-year.
•Average revenue per physical member was $502 in the second quarter of 2023, an increase of 4% from the second quarter 2022.

WeWork Access:
All Access consolidated memberships were approximately 75,000 in the second quarter of 2023, an increase of 21% year-over-year.

Liquidity
On May 5, 2023, the Company closed on its previously announced debt exchange and restructuring transactions. As of June 30, 2023, the Company had $680 million of liquidity, consisting of $205 million of cash and $475 million of capacity under its delayed draw, first lien notes, of which $175 million were drawn in July 2023.

In addition, as disclosed in WeWork’s Quarterly Report for the three and six months ended June 30, 2023 (the “Second Quarter 10-Q”), as a result of the Company’s losses and projected cash needs, combined with increased member churn and current liquidity levels, substantial doubt exists about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is contingent upon successful execution of management’s plan to improve liquidity and profitability over the next 12 months, which includes, without limitation:
•Reducing rent and tenancy costs via restructuring actions and negotiation of more favorable lease terms;
•Increasing revenue by reducing member churn and increasing new sales;
•Controlling expenses and limiting capital expenditures; and
•Seeking additional capital via issuance of debt or equity securities or asset sales.

Earnings Conference Call:
WeWork management will host an earnings conference call at 8:00 a.m. EDT on August 9, 2023. Earnings call details will be available on WeWork’s Investor Relations website at investors.wework.com. Questions must be submitted in advance to investor@wework.com. Please visit the Investors section of the Company’s website at investors.wework.com for event information.

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Source: We Work
Category: Investor Relations, Earnings

Investors
Kevin Berry
investor@wework.com
kevin.berry2@wework.com

Media
press@wework.com

About WeWork
WeWork Inc. (NYSE: WE) was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since then, we’ve become the leading global flexible space provider committed to delivering technology-driven turnkey solutions, flexible spaces, and community experiences. For more information about WeWork, please visit us at wework.com.

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, WeWork’s ability to implement its business plan; WeWork’s ability to refinance, extend, restructure or repay outstanding debt; its outstanding indebtedness; its liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; WeWork’s ability to fully execute actions and steps that would be probable of mitigating the existence of substantial doubt regarding its ability to continue as a going concern; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; its current and projected liquidity needs; changes in general economic conditions, including as a result of inflation, the COVID-19 pandemic and the conflict in Ukraine; WeWork’s expectations regarding its exits of underperforming locations, including the timing of any such exits and its ability to retain its members; delays in customers and prospective customers returning to the office and taking occupancy, or changes in the preferences of customers and prospective customers with respect to remote or hybrid working, as a result of the COVID-19 pandemic leading to a parallel delay, or potentially permanent change, in receiving the corresponding revenue; the health of the commercial real estate market; and the impact of foreign exchange rates on WeWork’s financial performance. Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the U.S. Securities and Exchange Commission (the “SEC”). WeWork undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.

Use of Non-GAAP Financial Measures and Other Performance Indicators
This press release includes certain financial measures not presented in accordance with generally accepted accounting principles in the United States (“GAAP”): Adjusted EBITDA and Free Cash Flow. These financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative to net loss or other measures of profitability, liquidity or performance under GAAP. You should be aware that WeWork’s presentation of these measures may not be comparable to similarly titled measures used by other companies, which may be defined and calculated differently. WeWork believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about WeWork. WeWork’s management uses forward-looking non-GAAP measures to evaluate WeWork’s projected financials and operating performance.

Non-GAAP Financial Definitions
Adjusted Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization (“Adjusted EBITDA”)
We supplement our GAAP results by evaluating Adjusted EBITDA, a non-GAAP measure. We define "Adjusted EBITDA" as net loss before income tax (benefit) provision, interest and other (income) expense, net depreciation and amortization, stock-based compensation expense, expense related to stock-based payments for services rendered by consultants, income or expense relating to the changes in fair value of assets and liabilities remeasured to fair value on a recurring basis, expense related to costs associated with mergers, acquisitions, divestitures and capital raising activities, legal, tax and regulatory reserves or settlements, significant legal costs incurred by WeWork in connection with regulatory investigations and litigation regarding WeWork's 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions, as defined in Note 1 of the Notes to the Consolidated Financial Statements included in our Second Quarter 10-Q, filed with the SEC on August 8, 2023, net of any insurance or other recoveries, significant non-ordinary course asset impairment charges and restructuring and other related (gains)/costs.

Free Cash Flow
We also supplement our GAAP results by evaluating Free Cash Flow, a non-GAAP measure. Free Cash Flow is defined as net cash provided by (used in) operating activities less purchases of property, equipment and capitalized software, each as presented in the Company's consolidated statements of cash flows and calculated in accordance with GAAP. Free Cash Flow is both a performance measure and a liquidity measure that we believe provides useful information to management and investors about the amount of cash generated by or used in the business. Free Cash Flow is also a key metric used internally by our management to develop internal budgets, forecasts, and performance targets.

(Other key performance indicators (in thousands, except for revenue in millions and percentages)):	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Other key performance indicators:
Consolidated Locations(1)
Membership and service revenues	$835	$838	$834	$809	$796
Other revenue	4	5	10	2	14
Consolidated total revenue, excluding Unconsolidated Locations Management fees	$839	$843	$844	$811	$810
Workstation Capacity	715	720	731	756	749
Physical Memberships	512	527	547	536	528
All Access and Other Legacy Memberships	75	75	70	67	62
Memberships	587	602	617	603	589
Physical Occupancy Rate	72%	73%	75%	71%	70%
Enterprise Physical Membership Percentage	41%	45%	46%	47%	45%
Unconsolidated Locations(1)
Membership and service revenues(2)	$135	$133	$129	$132	$134
Workstation Capacity	191	184	175	173	172
Physical Memberships	141	137	135	135	133
All Access and Other Virtual Memberships	2	2	1	1	—
Memberships	143	139	136	136	134
Physical Occupancy Rate	74%	75%	77%	78%	77%
Systemwide Locations
Membership and service revenues(3)	$970	$971	$963	$941	$930
Consolidated other revenue	4	5	10	2	14
Systemwide revenue(3)	$974	$976	$973	$943	$944
Workstation Capacity	906	904	906	928	922
Physical Memberships	653	664	682	671	661
All Access and Other Legacy Memberships	77	77	71	68	62
Memberships	730	741	754	739	723
Physical Occupancy Rate	72%	73%	75%	72%	72%

(1)     For certain key performance indicators the amounts we present are based on whether the indicator relates to a location for which the revenues and expenses of the location are consolidated within our results of operations ("Consolidated Locations") or whether the indicator relates to a location for which the revenues and expenses are not consolidated within our results of operations, but for which we are entitled to a management fee for our advisory services ("Unconsolidated Locations"). As of June 30, 2023, our India, China, Israel, South Africa and certain Common Desk locations are our only Unconsolidated Locations.
(2)    Unconsolidated membership and service revenues represents the results of Unconsolidated Locations that typically generate ongoing management fees for the Company at rates ranging from 2.75% to 7.00% of applicable revenue.
(3)    Systemwide Location membership and service revenues represents the results of all locations regardless of ownership.

WEWORK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	December 31,
(Amounts in millions, except share and per share amounts)	2023	2022
Assets
Current assets:
Cash and cash equivalents	$205	$287
Accounts receivable and accrued revenue, net of allowance of $8 as of June 30, 2023 and $13 as of December 31, 2022	118	109
Prepaid expenses	135	138
Other current assets	286	155
Total current assets	744	689
Property and equipment, net	3,860	4,391
Lease right-of-use assets, net	9,275	11,243
Equity method and other investments	49	63
Goodwill and intangible assets, net	735	737
Other assets (including related party amounts of $75 as of June 30, 2023 and $384 as of December 31, 2022)	400	740
Total assets	$15,063	$17,863
Liabilities
Current liabilities:
Accounts payable and accrued expenses	$455	$526
Members’ service retainers	434	445
Deferred revenue	112	151
Current lease obligations	883	936
Other current liabilities	305	172
Total current liabilities	2,189	2,230
Long-term lease obligations	13,280	15,598
Long-term debt, net (including amounts due to related parties of $458 as of June 30, 2023 and $1,650 as of December 31, 2022)	2,910	3,208
Other liabilities	277	282
Total liabilities	18,656	21,318
Commitments and contingencies
Redeemable noncontrolling interests	(33)	(20)
Equity
WeWork Inc. shareholders' equity (deficit):
Preferred stock; par value $0.0001; 100,000,000 shares authorized, zero issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock Class A; par value $0.0001; 4,874,958,334 shares authorized, 2,112,965,359 shares issued and 2,110,021,147 shares outstanding as of June 30, 2023, and 1,500,000,000 shares authorized, 711,106,961 shares issued and 708,162,749 shares outstanding as of December 31, 2022	—	—
Common stock Class C; par value $0.0001; 25,041,666 shares authorized, 19,938,089 shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Treasury stock, at cost; 2,944,212 shares held as of June 30, 2023 and December 31, 2022	(29)	(29)
Additional paid-in capital	13,004	12,387
Accumulated other comprehensive income (loss)	97	149
Accumulated deficit	(16,790)	(16,177)
Total WeWork Inc. shareholders' deficit	(3,718)	(3,670)
Noncontrolling interests	158	235
Total equity	(3,560)	(3,435)
Total liabilities and equity	$15,063	$17,863

WEWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in millions, except share and per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$844	$815	$1,693	$1,580
Expenses:
Location operating expenses—cost of revenue (exclusive of depreciation and amortization of $149 and $150 for the three months ended and $290 and $308 for the six months ended June 30, 2023 and 2022, respectively, shown separately below)	725	736	1,449	1,472
Pre-opening location expenses	8	38	15	85
Selling, general and administrative expenses	150	189	305	397
Restructuring and other related (gains) costs	(107)	(26)	(165)	(156)
Impairment expense/(gain on sale)	263	36	340	127
Depreciation and amortization	156	158	304	329
Total expenses	1,195	1,131	2,248	2,254
Loss from operations	(351)	(316)	(555)	(674)
Interest and other income (expenses), net:
Interest expense (including related party expenses of $44 and $132 for the three months ended and $124 and $222 for the six months ended June 30, 2023 and 2022, respectively)	(102)	(159)	(223)	(272)
Foreign currency gain (loss)	20	(157)	51	(201)
Other income (expense), net	41	—	33	10
Total interest and other income (expenses), net	(41)	(316)	(139)	(463)
Pre-tax loss	(392)	(632)	(694)	(1,137)
Income tax benefit (provision)	(5)	(3)	(2)	(2)
Net loss	(397)	(635)	(696)	(1,139)
Net loss attributable to noncontrolling interests:
Redeemable noncontrolling interests — mezzanine	10	15	16	36
Noncontrolling interest — equity	38	43	67	91
Net loss attributable to WeWork Inc.	$(349)	$(577)	$(613)	$(1,012)
Net loss per share attributable to Class A common stockholders:
Basic	$(0.21)	$(0.76)	$(0.51)	$(1.33)
Diluted	$(0.21)	$(0.76)	$(0.51)	$(1.33)
Weighted-average shares used to compute net loss per share attributable to Class A common stockholders, basic and diluted	1,626,430,041	761,552,438	1,199,105,476	760,620,470

WEWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30,
(Amounts in millions)	2023	2022
Cash Flows from Operating Activities:
Net loss	$(696)	$(1,139)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	304	329
Impairment expense/(gain on sale)	340	127
Stock-based compensation expense	6	26
Non-cash interest expense	57	149
Non-cash debt extinguishment	(35)	—
Foreign currency (gain) loss	(51)	201
Other non-cash operating expenses	15	42
Changes in operating assets and liabilities:
Operating lease right-of-use assets	1,895	610
Current and long-term lease obligations	(2,320)	(798)
Accounts receivable and accrued revenue	1	14
Other assets	4	(22)
Accounts payable and accrued expenses	(42)	(90)
Deferred revenue	(40)	2
Other liabilities	32	14
Net cash provided by (used in) operating activities	(530)	(535)
Cash Flows from Investing Activities:
Purchases of property, equipment and capitalized software	(116)	(175)
Other investing	(5)	2
Net cash provided by (used in) investing activities	(121)	(173)
Cash Flows from Financing Activities:
Proceeds from issuance of debt	1,277	350
Proceeds from issuance of stock	34	—
Repayments of debt	(652)	(4)
Debt and equity issuance costs	(48)	(17)
Additions to members’ service retainers	178	213
Refunds of members’ service retainers	(191)	(169)
Other financing	(4)	35
Net cash provided by (used in) financing activities	594	408
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(3)	(3)
Net increase (decrease) in cash, cash equivalents and restricted cash	(60)	(303)
Cash, cash equivalents and restricted cash—Beginning of period	299	935
Cash, cash equivalents and restricted cash—End of period	$239	$632

	June 30,
(Amounts in millions)	2023	2022
Cash and cash equivalents	$205	$625
Restricted cash - current	29	—
Cash and cash equivalents held for sale	5	—
Restricted cash	—	7
Cash, cash equivalents and restricted cash, including cash held for sale	$239	$632

A reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA is set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in millions)	2023	2022	2023	2022
Net loss(1)	$(397)	$(635)	$(696)	$(1,139)
Income tax (benefit) provision(1)	5	3	2	2
Interest and other (income) expenses, net(1)	41	316	139	463
Depreciation and amortization(1)	156	158	304	329
Restructuring and other related (gains) costs(1)	(107)	(26)	(165)	(156)
Impairment expense/(gain on sale)(1)	263	36	340	127
Stock-based compensation expense(2)	3	13	6	26
Other, net(3)	—	1	5	2
Adjusted EBITDA	$(36)	$(134)	$(65)	$(346)

(1)As presented on our Condensed Consolidated Statements of Operations.
(2)Represents the non-cash expense of our equity compensation arrangements for employees, directors, and consultants.
(3)Other, net includes stock-based payments for services rendered by consultants, change in fair value of contingent consideration liabilities, legal, tax and regulatory reserves or settlements, net of any insurance or other recoveries, and expense related to mergers, acquisitions, divestitures and capital raising activities, all as included in selling, general and administrative expenses on the Consolidated Statements of Operations.
A reconciliation of net cash provided by (used in) operating activities, the most comparable GAAP measure, to Free Cash Flow is set forth below:

	Six Months Ended June 30,
(Amounts in millions)	2023	2022
Net cash provided by (used in) operating activities (1)	$(530)	$(535)
Less: Purchases of property, equipment and capitalized software (1)	(116)	(175)
Free Cash Flow	$(646)	$(710)

(1)     As presented on our Condensed Consolidated Statements of Cash Flows.